AGREEMENT AND PLAN OF REORGANIZATION
THIS AGREEMENT AND PLAN OF
REORGANIZATION ("Agreement") is made as of
September 27, 2012, by and between MORGAN
STANLEY VARIABLE INVESTMENT SERIES (the
"Trust"), a Massachusetts business trust, on behalf of the
MULTI CAP GROWTH PORTFOLIO ("Acquiring
Fund"), and the Trust, on behalf of the AGGRESSIVE
EQUITY PORTFOLIO ("Acquired Fund").
This Agreement is intended to be and is adopted as a "plan
of reorganization" within the meaning of Treas. Reg.
1.368-2(g), for a reorganization under Section 368(a)(1) of
the Internal Revenue Code of 1986, as amended (the
"Code"). The reorganization ("Reorganization") will
consist of the transfer to Acquiring Fund of substantially all of the assets of Acquired Fund in exchange for the
assumption by Acquiring Fund of all stated liabilities of
Acquired Fund and the issuance by Acquiring Fund of
shares of common stock, par value $0.01 per share (the
"Acquiring Fund Shares"), to be distributed, after the
Closing Date hereinafter referred to, to the shareholders of Acquired Fund in liquidation of Acquired Fund as provided herein, all upon the terms and conditions hereinafter set
forth in this Agreement.
In consideration of the premises and of the covenants and
agreements hereinafter set forth, the parties hereto covenant and agree as follows:
1.	The Reorganization and Liquidation of Acquired
Fund
1.1.	Subject to the terms and conditions herein set forth
and on the basis of the representations and warranties
contained herein, the Trust, on behalf of Acquired Fund,
agrees to assign, deliver and otherwise transfer the
Acquired Fund Assets (as defined in paragraph 1.2) to
Acquiring Fund, and the Trust, on behalf of Acquiring
Fund, agrees in exchange therefor to assume all of
Acquired Fund's stated liabilities on the Closing Date as set forth in paragraph 1.3 and to deliver to Acquired Fund the
number of Acquiring Fund Shares, including fractional
Acquiring Fund Shares, determined in the manner set forth
in paragraph 2.3. Such transactions shall take place at the
closing provided for in paragraph 3.1 ("Closing").
1.2.	(a)	The "Acquired Fund Assets" shall consist of
all property, including without limitation, all cash, cash equivalents, securities and dividend and interest receivables owned by Acquired Fund, and any deferred or prepaid
expenses shown as an asset on Acquired Fund's books on
the Valuation Date.
      (b)	On or prior to the Valuation Date, the Trust,
on behalf of Acquired Fund, will provide Acquiring Fund
with a list of all of Acquired Fund's assets to be assigned, delivered and otherwise transferred to Acquiring Fund and a list of the stated liabilities to be assumed by Acquiring
Fund pursuant to this Agreement. The Trust, on behalf of
Acquired Fund, reserves the right to sell any of the
securities on such list but will not, without the prior
approval of the Trust, on behalf of Acquiring Fund, acquire
any additional securities other than securities of the type in which Acquiring Fund is permitted to invest and in
amounts agreed to in writing by the Trust, on behalf of
Acquiring Fund. The Trust, on behalf of Acquiring Fund,
will, within a reasonable time prior to the Valuation Date,
furnish Acquired Fund with a statement of Acquiring
Fund's investment objective, policies and restrictions and a list of the securities, if any, on the list referred to in the first sentence of this paragraph that do not conform to Acquiring
Fund's investment objective, policies and restrictions. In
the event that Acquired Fund holds any investments that
Acquiring Fund is not permitted to hold, Acquired Fund
will dispose of such securities on or prior to the Valuation
Date. In addition, if it is determined that the portfolios of Acquired Fund and Acquiring Fund, when aggregated, would contain investments exceeding certain percentage
limitations imposed upon Acquiring Fund with respect to
such investments, Acquired Fund if requested by the Trust,
on behalf of Acquiring Fund, will, on or prior to the
Valuation Date, dispose of and/or reinvest a sufficient
amount of such investments as may be necessary to avoid
violating such limitations as of the Closing Date (as defined in paragraph 3.1).
1.3.	The Trust, on behalf of Acquired Fund, will
endeavor to discharge all of Acquired Fund's liabilities and obligations on or prior to the Valuation Date. The Trust, on behalf of Acquiring Fund, will assume all stated liabilities, which includes, without limitation, all expenses, costs,
charges and reserves reflected on an unaudited Statement of
Assets and Liabilities of Acquired Fund prepared by the
Treasurer of Acquired Fund as of the Valuation Date in
accordance with generally accepted accounting principles consistently applied from the prior audited period.
1.4.	In order for the Acquired Fund to comply with
Section 852(a)(1) of the Code and to avoid having any
investment company taxable income or net capital gain (as
defined in Sections 852(b)(2) and 1222(11) of the Code, respectively) in the short taxable year ending with its dissolution, the Trust, on behalf of Acquired Fund, will on
or before the Valuation Date (a) declare a dividend in an
amount large enough so that Acquired Fund will have
declared dividends of substantially all of its investment
company taxable income and net capital gain, if any, for
such taxable year (determined without regard to any
deduction for dividends paid) and (b) distribute such
dividend.
1.5.	On the Closing Date or as soon as practicable
thereafter, the Trust, on behalf of Acquired Fund, will
distribute Acquiring Fund Shares received by Acquired
Fund pursuant to paragraph 1.1 pro rata to Acquired Fund's shareholders of record determined as of the close of business on the Valuation Date ("Acquired Fund
Shareholders"). Each Acquired Fund Shareholder will
receive the class of shares of Acquiring Fund that
corresponds to the class of shares of Acquired Fund
currently held by that Acquired Fund shareholder.
Accordingly, the Acquiring Fund Shares will be distributed
as follows: each of the Class X shares of Acquiring Fund
will be distributed to holders of Class X shares of Acquired
Fund and each of the Class Y shares of Acquiring Fund
will be distributed to holders of Class Y shares of Acquired
Fund. Such distribution will be accomplished by an
instruction, signed by Acquired Fund's Secretary, to
transfer Acquiring Fund Shares then credited to Acquired
Fund's account on the books of Acquiring Fund to open
accounts on the books of Acquiring Fund in the names of
the Acquired Fund shareholders and representing the
respective pro rata number of Acquiring Fund Shares due
such Acquired Fund shareholders. All issued and
outstanding shares of Acquired Fund simultaneously will
be canceled on Acquired Fund's books.
1.6.	Ownership of Acquiring Fund Shares will be shown
on the books of Acquiring Fund's transfer agent. Acquiring
Fund Shares will be issued in the manner described in
Acquiring Fund's current Prospectus, as supplemented, and
the Trust's Statement of Additional Information.
1.7.	Any transfer taxes payable upon issuance of
Acquiring Fund Shares in a name other than the registered
holder of Acquiring Fund Shares on Acquired Fund's
books as of the close of business on the Valuation Date
shall, as a condition of such issuance and transfer, be paid by the person to whom Acquiring Fund Shares are to be
issued and transferred.
1.8.	Any reporting responsibility of Acquired Fund is
and shall remain the responsibility of Acquired Fund up to
and including the date on which Acquired Fund is
dissolved and terminated pursuant to paragraph 1.9.
1.9.	Within one year after the Closing Date, the Trust,
on behalf of Acquired Fund, shall pay or make provision
for the payment of all Acquired Fund's liabilities and taxes.
If and to the extent that any trust, escrow account, or other similar entity continues after the close of such one-year period in connection either with making provision for
payment of liabilities or taxes or with distributions to shareholders of Acquired Fund, such entity shall either (i)
qualify as a liquidating trust under Section 7701 of the
Code (and applicable Treasury Regulations thereunder) or
other entity which does not constitute a continuation of
Acquired Fund for federal income tax purposes, or (ii) be
subject to a waiver under Section 368(a)(2)(G)(ii) of the
complete distribution requirement of Section
368(a)(2)(G)(i) of the Code. Acquired Fund shall be
terminated following the making of all distributions
pursuant to paragraph 1.5.
1.10.	Copies of all books and records maintained on
behalf of Acquired Fund in connection with its obligations
under the Investment Company Act of 1940, as amended
(the "1940 Act"), the Code, state blue sky laws or
otherwise in connection with this Agreement will promptly
be delivered after the Closing to officers of Acquiring Fund or their designee, and Acquiring Fund or its designee shall
comply with applicable record retention requirements to
which Acquired Fund is subject under the 1940 Act.
2.	Valuation
2.1.	The value of the Acquired Fund Assets shall be the
value of such assets computed as of 4:00 p.m. on the New
York Stock Exchange on the third business day following
the receipt of the requisite approval of this Agreement by shareholders of Acquired Fund or at such time on such earlier or later date after such approval as may be mutually agreed upon in writing (such time and date being
hereinafter called the "Valuation Date"), using the
valuation procedures set forth in Acquiring Fund's then
current Prospectus, as supplemented, and the Trust's
Statement of Additional Information.
2.2.	The net asset value of an Acquiring Fund Share
shall be the net asset value per share computed on the
Valuation Date, using the valuation procedures set forth in Acquiring Fund's then current Prospectus, as supplemented, and the Trust's Statement of Additional
Information.
2.3.	The number of Acquiring Fund Shares (including
fractional shares, if any) to be issued hereunder shall be determined, with respect to each class, by dividing the aggregate net asset value of each class of Acquired Fund
shares (determined in accordance with paragraph 2.1) by
the net asset value per share of the corresponding class of
shares of Acquiring Fund (determined in accordance with
paragraph 2.2).
2.4.	All computations of value shall be made by Morgan
Stanley Services Company Inc. ("Morgan Stanley
Services") in accordance with its regular practice in pricing Acquiring Fund. The Trust, on behalf of Acquiring Fund, shall cause Morgan Stanley Services to deliver a copy of
Acquiring Fund's valuation report at the Closing.
3.	Closing and Closing Date
3.1.	The Closing shall take place on the Valuation Date
or on the next business day following the Valuation Date
(the "Closing Date"). The Closing shall be held as of 9:00
a.m. Eastern time, or at such other time as the parties may
agree. The Closing shall be held in a location mutually
agreeable to the parties hereto. All acts taking place at the Closing shall be deemed to take place simultaneously as of
9:00 a.m. Eastern time on the Closing Date unless
otherwise provided.
3.2.	Portfolio securities held by Acquired Fund and
represented by a certificate or other written instrument shall be presented by it or on its behalf to State Street Bank and
Trust Company (the "Custodian"), as custodian for
Acquiring Fund, for examination no later than five business
days preceding the Valuation Date. Such portfolio
securities (together with any cash or other assets) shall be delivered by Acquired Fund to the Custodian for the account of Acquiring Fund on or before the Closing Date in conformity with applicable custody provisions under the
1940 Act and duly endorsed in proper form for transfer in
such condition as to constitute good delivery thereof in
accordance with the custom of brokers. The portfolio
securities shall be accompanied by all necessary federal and state stock transfer stamps or a check for the appropriate
purchase price of such stamps. Portfolio securities and
instruments deposited with a securities depository (as
defined in Rule 17f-4 under the 1940 Act) shall be
delivered on or before the Closing Date by book-entry in
accordance with customary practices of such depository
and the Custodian. The cash delivered shall be in the form
of a Federal Funds wire, payable to the order of "State
Street Bank and Trust Company, Custodian for Morgan
Stanley Variable Investment Series"
3.3.	In the event that on the Valuation Date, (a) the New
York Stock Exchange shall be closed to trading or trading
thereon shall be restricted or (b) trading or the reporting of trading on such Exchange or elsewhere shall be disrupted so that, in the judgment of both the Trust, on behalf of
Acquiring Fund, and the Trust, on behalf of Acquired Fund,
accurate appraisal of the value of the net assets of
Acquiring Fund or the Acquired Fund Assets is
impracticable, the Valuation Date shall be postponed until
the first business day after the day when trading shall have been fully resumed without restriction or disruption and
reporting shall have been restored.
3.4.	If requested, the Trust, on behalf of Acquired Fund,
shall deliver to the Trust, on behalf of Acquiring Fund, or
its designee (a) at the Closing, a list, certified by the Trust's Secretary, of the names, addresses and taxpayer identification numbers of the Acquired Fund shareholders
and the number and percentage ownership of outstanding
Acquired Fund shares owned by each such Acquired Fund
shareholder, all as of the Valuation Date, and (b) as soon as practicable after the Closing, all original documentation
(including Internal Revenue Service forms, certificates, certifications and correspondence) relating to the Acquired
Fund shareholders' taxpayer identification numbers and
their liability for or exemption from back-up withholding.
The Trust, on behalf of Acquiring Fund, shall issue and
deliver to such Secretary a confirmation evidencing
delivery of Acquiring Fund Shares to be credited on the
Closing Date to Acquired Fund or provide evidence
satisfactory to Acquired Fund that such Acquiring Fund
Shares have been credited to Acquired Fund's account on
the books of Acquiring Fund. At the Closing, each party
shall deliver to the other such bills of sale, checks,
assignments, share certificates, if any, receipts or other
documents as such other party or its counsel may
reasonably request.
4.	Covenants of Acquiring Fund and Acquired
Fund
4.1.	Except as otherwise expressly provided herein, the
Trust, on behalf of Acquired Fund, and the Trust, on behalf
of Acquiring Fund, will operate in the ordinary course
between the date hereof and the Closing Date, it being
understood that such ordinary course of business will
include customary dividends and other distributions.
4.2.	The Trust will prepare and file with the Securities
and Exchange Commission ("Commission") a registration
statement on Form N-14 under the Securities Act of 1933,
as amended ("1933 Act"), relating to Acquiring Fund
Shares ("Registration Statement"). The Trust will provide
the Proxy Materials as described in paragraph 4.3 below for inclusion in the Registration Statement. The Trust, on behalf of Acquiring Fund, and the Trust, on behalf of
Acquired Fund, agree that each of Acquired Fund and
Acquiring Fund will further provide such other information
and documents as are reasonably necessary for the
preparation of the Registration Statement.
4.3.	The Trust, on behalf of Acquired Fund, will call a
meeting of Acquired Fund's shareholders to consider and
act upon this Agreement and to take all other action
necessary to obtain approval of the transactions
contemplated herein. The Trust, on behalf of Acquired
Fund, will prepare the notice of meeting, form of proxy and
proxy statement (collectively, "Proxy Materials") to be
used in connection with such meeting; provided that the
Trust, on behalf of Acquiring Fund, will furnish the Trust,
on behalf of Acquired Fund, with its currently effective
prospectus for inclusion in the Proxy Materials and with
such other information relating to Acquiring Fund as is
reasonably necessary for the preparation of the Proxy
Materials.
4.4.	The Trust, on behalf of Acquired Fund, will assist
Acquiring Fund in obtaining such information as Acquiring
Fund reasonably requests concerning the beneficial
ownership of Acquired Fund shares.
4.5.	Subject to the provisions of this Agreement, the
Trust, on behalf of Acquiring Fund, and the Trust, on
behalf of Acquired Fund, agree that each respective Fund
will take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or
advisable to consummate and make effective the
transactions contemplated by this Agreement.
4.6.	The Trust, on behalf of Acquired Fund, shall furnish
or cause to be furnished to Acquiring Fund within 30 days
after the Closing Date a statement of Acquired Fund's
assets and liabilities as of the Closing Date, which
statement shall be certified by the Acquired Fund's
Treasurer and shall be in accordance with generally
accepted accounting principles consistently applied. As
promptly as practicable, but in any case within 60 days
after the Closing Date, Acquired Fund shall furnish
Acquiring Fund, in such form as is reasonably satisfactory
to Acquiring Fund, a statement certified by the Trust's
Treasurer of Acquired Fund's earnings and profits for
federal income tax purposes that will be carried over to
Acquiring Fund pursuant to Section 381 of the Code.
4.7.	As soon after the Closing Date as is reasonably
practicable, the Trust (a) shall prepare and file all federal and other tax returns and reports of Acquired Fund required
by law to be filed with respect to all periods ending on or
before the Closing Date but not theretofore filed and (b)
shall pay all federal and other taxes shown as due thereon
and/or all federal and other taxes that were unpaid as of the Closing Date, including without limitation, all taxes for which the provision for payment was made as of the
Closing Date (as represented in paragraph 5.2(k)).
4.8.	The Trust agrees to use all reasonable efforts to
obtain the approvals and authorizations required by the
1933 Act and the 1940 Act and to make such filings
required by the state Blue Sky and securities laws as it may deem appropriate in order to continue the Acquiring Fund's operations after the Closing Date.
5.	Representations and Warranties
5.1.	The Trust, on behalf of Acquiring Fund, represents
and warrants to Acquired Fund, as follows:
      (a)	Acquiring Fund is a series of the Trust, a
validly existing Massachusetts business trust with full
power to carry on its business as presently conducted;
      (b)	The Trust is a duly registered, open-end
management investment company which offers its shares
only to insurance companies for accounts which they
establish to fund variable life insurance and variable
annuity contracts and by other entities under qualified
pension and retirement plans, and its registration with the Commission as an investment company under the 1940 Act and the registration of its shares under the 1933 Act are in full force and effect;
      (c)	All of the issued and outstanding shares of
Acquiring Fund have been offered and sold in compliance
in all material respects with applicable registration
requirements of the 1933 Act and state securities laws.
Shares of Acquiring Fund are registered in all jurisdictions in which they are required to be registered under state
securities laws and other laws, and said registrations,
including any periodic reports or supplemental filings, are
complete and current, all fees required to be paid have been paid, and Acquiring Fund is not subject to any stop order
and is fully qualified to sell its shares in each state in which its shares have been registered;
      (d)	The current Prospectus of the Acquiring
Fund and Statement of Additional Information of the Trust
conform in all material respects to the applicable
requirements of the 1933 Act and the 1940 Act and the
regulations thereunder and do not include any untrue
statement of a material fact or omit to state any material
fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
      (e)	The Trust is not in, and the execution,
delivery and performance of this Agreement will not result
in a, material violation of any provision of its Declaration of Trust, as amended, or Amended and Restated By-Laws,
as may be amended, or of any agreement, indenture,
instrument, contract, lease or other undertaking to which
Acquiring Fund is a party or by which it is bound;
      (f)	No litigation or administrative proceeding or
investigation of or before any court or governmental body
is presently pending or, to its knowledge, threatened against the Trust, Acquiring Fund or any of their properties or
assets which, if adversely determined, would materially and adversely affect Acquiring Fund's financial condition or the conduct of its business; and the Trust knows of no facts that might form the basis for the institution of such
proceedings and is not a party to or subject to the
provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects, or is reasonably likely to materially and adversely affect, its business or its ability to consummate the transactions herein contemplated;
      (g)	The Statement of Assets and Liabilities,
Statement of Operations, Statements of Changes in Net
Assets and Financial Highlights for its last completed fiscal year, audited by Ernst & Young LLP (except that the
financial information for the Acquiring Fund for the fiscal
year ended prior to 2011 was audited by the Acquiring
Fund's prior independent registered public accounting firm)
(copies of which will be furnished to Acquired Fund), fairly present, in all material respects, Acquiring Fund's financial condition as of such date in accordance with generally accepted accounting principles, and its results of such
operations, changes in its net assets and financial highlights for such period, and as of such date there will be no known liabilities of Acquiring Fund (contingent or otherwise) not disclosed therein that would be required in accordance with generally accepted accounting principles to be disclosed therein;
      (h)	All issued and outstanding Acquiring Fund
Shares are, and at the Closing Date will be, duly and
validly issued and outstanding, fully paid and non-
assessable with no personal liability attaching to the
ownership thereof. Acquiring Fund does not have
outstanding any options, warrants or other rights to
subscribe for or purchase any of its shares;
      (i)	The execution, delivery and performance of
this Agreement have been duly authorized by all necessary
action on the part of the Trust, and this Agreement
constitutes a valid and binding obligation of Acquiring
Fund enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting
creditors' rights and to general equity principles. No other consents, authorizations or approvals are necessary in connection with Acquiring Fund's performance of this
Agreement;
      (j)	Acquiring Fund Shares to be issued and
delivered to Acquired Fund, for the account of the
Acquired Fund shareholders, pursuant to the terms of this
Agreement will at the Closing Date have been duly
authorized and, when so issued and delivered, will be duly
and validly issued Acquiring Fund Shares, and will be fully
paid and non-assessable with no personal liability attaching to the ownership thereof;
      (k)	All material federal and other tax returns
and reports of Acquiring Fund required by law to be filed
on or before the Closing Date have been filed and are
correct, and all federal and other taxes shown as due or
required to be shown as due on said returns and reports
have been paid or provision has been made for the payment
thereof, and to the best of the Trust's knowledge, no such
return is currently under audit and no assessment has been
asserted with respect to any such return;
      (l)	For each taxable year since its inception,
Acquiring Fund has met the requirements of Subchapter M
of the Code for qualification and treatment as a "regulated investment company" and neither the execution or delivery of nor the performance of the Trust's obligations with
respect to Acquiring Fund under this Agreement will
adversely affect, and no other events are reasonably likely
to occur which will adversely affect, the ability of
Acquiring Fund to continue to meet the requirements of
Subchapter M of the Code;
      (m)	Since December 31, 2011, there has been no
change by Acquiring Fund in accounting methods,
principles, or practices, including those required by
generally accepted accounting principles;
      (n)	The information furnished or to be furnished
by the Trust on behalf of Acquiring Fund for use in
registration statements, proxy materials and other
documents which may be necessary in connection with the
transactions contemplated hereby shall be accurate and
complete in all material respects and shall comply in all
material respects with federal securities and other laws and regulations applicable thereto; and
      (o)	The Proxy Materials to be included in the
Registration Statement (only insofar as they relate to
Acquiring Fund) will, on the effective date of the
Registration Statement and on the Closing Date, not
contain any untrue statement of a material fact or omit to
state a material fact required to be stated therein or
necessary to make the statements therein, in light of the circumstances under which such statements were made, not materially misleading.
5.2.	The Trust, on behalf of Acquired Fund, represents
and warrants to the Trust, on behalf of Acquiring Fund as
follows:
      (a)	Acquired Fund is series of the Trust, a
validly existing Massachusetts business trust with full
power to carry on its business as presently conducted;
      (b)	The Trust is a duly registered, open-end
management investment company which offers its shares
only to insurance companies for accounts which they
establish to fund variable life insurance and variable
annuity contracts and by other entities under qualified
pension and retirement plans, and its registration with the Commission as an investment company under the 1940 Act and the registration of its shares under the 1933 Act are in full force and effect;
      (c)	All of the issued and outstanding shares of
Acquired Fund have been offered and sold in compliance in
all material respects with applicable requirements of the
1933 Act and state securities laws. Shares of Acquired
Fund are registered in all jurisdictions in which they are
required to be registered and said registrations, including
any periodic reports or supplemental filings, are complete
and current, all fees required to be paid have been paid, and Acquired Fund is not subject to any stop order and is fully qualified to sell its shares in each state in which its shares have been registered;
      (d)	The current Prospectus, as supplemented, of
Acquired Fund and Statement of Additional Information of
the Trust conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the regulations thereunder and do not include any untrue
statement of a material fact or omit to state any material
fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
      (e)	The Trust is not in, and the execution,
delivery and performance of this Agreement will not result
in a, material violation of any provision of its Declaration of Trust or By-Laws, each as amended, or of any
agreement, indenture, instrument, contract, lease or other undertaking to which Acquired Fund is a party or by which it is bound;
      (f)	No litigation or administrative proceeding or
investigation of or before any court or governmental body
is presently pending or, to its knowledge, threatened against the Trust or any of its properties or assets which, if
adversely determined, would materially and adversely
affect Acquired Fund's financial condition or the conduct
of its business; and the Trust knows of no facts that might
form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order,
decree or judgment of any court or governmental body
which materially and adversely affects, or is reasonably
likely to materially and adversely affect, its business or its ability to consummate the transactions herein contemplated;
      (g)	The Statement of Assets and Liabilities,
Statement of Operations, Statement of Changes in Net
Assets and Financial Highlights of Acquired Fund for its
last completed fiscal year, audited by Ernst & Young LLP
(except that the financial information for the Acquired
Fund for the fiscal year ended prior to 2011 was audited by
the Acquired Fund's prior independent registered public
accounting firm) (copies of which have been or will be
furnished to Acquiring Fund) fairly present, in all material respects, Acquired Fund's financial condition as of such date, and its results of operations, changes in its net assets and financial highlights for such period in accordance with generally accepted accounting principles, and as of such date there were no known liabilities of Acquired Fund
(contingent or otherwise) not disclosed therein that would
be required in accordance with generally accepted
accounting principles to be disclosed therein;
      (h)	Acquired Fund has no material contracts or
other commitments (other than this Agreement) that will be terminated with liability to it prior to the Closing Date;
      (i)	All issued and outstanding shares of
Acquired Fund are, and at the Closing Date will be, duly
and validly issued and outstanding, fully paid and non-
assessable with no personal liability attaching to the
ownership thereof. Acquired Fund does not have
outstanding any options, warrants or other rights to
subscribe for or purchase any of its shares, nor is there outstanding any security convertible to any of its shares.
All such shares will, at the time of Closing, be held by the persons and in the amounts set forth in the list of
shareholders submitted to Acquiring Fund pursuant to
paragraph 3.4;
      (j)	The execution, delivery and performance of
this Agreement will have been duly authorized prior to the
Closing Date by all necessary action on the part of the
Trust, and subject to the approval of Acquired Fund's
shareholders, this Agreement constitutes a valid and
binding obligation of Acquired Fund, enforceable in
accordance with its terms, subject as to enforcement to
bankruptcy, insolvency, reorganization, moratorium and
other laws relating to or affecting creditors' rights and to general equity principles. No other consents, authorizations or approvals are necessary in connection with Acquired
Fund's performance of this Agreement;
      (k)	All material federal and other tax returns
and reports of Acquired Fund required by law to be filed on
or before the Closing Date shall have been filed and are
correct and all federal and other taxes shown as due or
required to be shown as due on said returns and reports
have been paid or provision has been made for the payment
thereof, and to the best of the Trust's knowledge, no such
return is currently under audit and no assessment has been
asserted with respect to any such return;
      (l)	For each taxable year since its inception,
Acquired Fund has met all the requirements of Subchapter
M of the Code for qualification and treatment as a
"regulated investment company" and neither the execution
or delivery of nor the performance of Acquired Fund's
obligations under this Agreement will adversely affect, and
no other events are reasonably likely to occur which will
adversely affect, the ability of Acquired Fund to continue to meet the requirements of Subchapter M of the Code for its
final taxable year ending on the Closing Date;
      (m)	At the Closing Date, Acquired Fund will
have good and valid title to the Acquired Fund Assets,
subject to no liens (other than the obligation, if any, to pay the purchase price of portfolio securities purchased by
Acquired Fund which have not settled prior to the Closing
Date), security interests or other encumbrances, and full
right, power and authority to assign, deliver and otherwise
transfer such assets hereunder, and upon delivery and
payment for such assets, the Trust, on behalf of Acquiring
Fund, will acquire good and marketable title thereto,
subject to no restrictions on the full transfer thereof,
including any restrictions as might arise under the 1933
Act;
      (n)	On the effective date of the Registration
Statement, at the time of the meeting of Acquired Fund's shareholders and on the Closing Date, the Proxy Materials
(exclusive of the currently effective Acquiring Fund
Prospectus contained therein) will (i) comply in all material respects with the provisions of the 1933 Act, the Securities Exchange Act of 1934, as amended ("1934 Act"), and the
1940 Act and the regulations thereunder and (ii) not contain any untrue statement of a material fact or omit to state a
material fact required to be stated therein or necessary to
make the statements therein not misleading. Any other
information furnished by the Trust for use in the
Registration Statement or in any other manner that may be
necessary in connection with the transactions contemplated
hereby shall be accurate and complete and shall comply in
all material respects with applicable federal securities and other laws and regulations thereunder;
      (o)	The Trust, on behalf of Acquired Fund, will,
on or prior to the Valuation Date, declare one or more
dividends or other distributions to shareholders that,
together with all previous dividends and other distributions to shareholders, shall have the effect of distributing to the shareholders all of its investment company taxable income and net capital gain, if any, through the Valuation Date
(computed without regard to any deduction for dividends
paid);
      (p)	The Trust, on behalf of Acquired Fund, has
maintained or has caused to be maintained on its behalf all
books and accounts as required of a registered investment
company in compliance with the requirements of Section
31 of the 1940 Act and the rules thereunder; and
      (q)	Acquired Fund is not acquiring Acquiring
Fund Shares to be issued hereunder for the purpose of
making any distribution thereof other than in accordance
with the terms of this Agreement.
6.	Conditions Precedent to Obligations of Acquired
Fund
The obligations of the Trust, on behalf of Acquired Fund,
to consummate the transactions provided for herein shall be
subject, at its election, to the performance by the Trust, on behalf of Acquiring Fund, of all the obligations to be
performed by it hereunder on or before the Closing Date
and, in addition thereto, the following conditions:
6.1.	All representations and warranties of the Trust
made on behalf of Acquiring Fund contained in this
Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the
Closing Date with the same force and effect as if made on
and as of the Closing Date;
6.2.	The Trust, on behalf of Acquiring Fund, shall have
delivered to Acquired Fund a certificate of the Trust's
President and Treasurer, in a form reasonably satisfactory
to Acquired Fund and dated as of the Closing Date, to the
effect that the representations and warranties of the Trust, on behalf of Acquiring Fund, made in this Agreement are
true and correct at and as of the Closing Date, except as
they may be affected by the transactions contemplated by
this Agreement, and as to such other matters as Acquired
Fund, shall reasonably request;
6.3.	Acquired Fund, shall have received a favorable
opinion from Dechert LLP, counsel to Acquiring Fund,
dated as of the Closing Date, to the effect that:
      (a)	Acquiring Fund is a series of the Trust, a
validly existing Massachusetts business trust, and has the
power to own all of its properties and assets and to carry on its business as presently conducted; (b) the Trust is a duly registered, open-end, management investment company under the 1940 Act which offers its shares only to
insurance companies for accounts which they establish to
fund variable life insurance and variable annuity contracts
and to other entities under qualified pension and retirement plans, and its registration with the Commission as an
investment company under the 1940 Act is in full force and
effect; (c) this Agreement has been duly authorized,
executed and delivered by the Trust and, assuming that the Registration Statement complies with the 1933 Act, the
1934 Act and the 1940 Act and regulations thereunder and
assuming due authorization, execution and delivery of this
Agreement by the Trust, on behalf of Acquired Fund, is a
valid and binding obligation of Acquiring Fund enforceable
against Acquiring Fund in accordance with its terms,
subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles;
(d) Acquiring Fund Shares to be issued to Acquired Fund
shareholders as provided by this Agreement are duly
authorized and upon such delivery will be validly issued,
fully paid and non-assessable, and no shareholder of
Acquiring Fund has any preemptive rights to subscription
or purchase in respect thereof; (e) the execution and
delivery of this Agreement did not, and the consummation
of the transactions contemplated hereby will not, violate the Trust's Declaration of Trust, as amended, or Amended and
Restated By-Laws, as may be amended; and (f) to the
knowledge of such counsel, no consent, approval,
authorization or order of any court or governmental
authority of the United States or any state is required for
the consummation by Acquiring Fund of the transactions
contemplated herein, except such as have been obtained
under the 1933 Act, the 1934 Act and the 1940 Act and
such as may be required under state securities laws; and
6.4.	As of the Closing Date, there shall have been no
material change in the investment objective, policies and restrictions of Acquiring Fund or any increase in the investment management fees or annual fees pursuant to
Acquiring Fund's shareholder services plan from those
described in Acquiring Fund's Prospectus dated April 30,
2012, as may be supplemented, and the Trust's Statement
of Additional Information dated April 30, 2012, as may be
supplemented.
7.	Conditions Precedent to Obligations of
Acquiring Fund
The obligations of the Trust, on behalf of Acquiring Fund,
to complete the transactions provided for herein shall be
subject, at its election, to the performance by Acquired
Fund, of all the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, the
following conditions:
7.1.	All representations and warranties of the Trust
made on behalf of Acquired Fund contained in this
Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the
Closing Date with the same force and effect as if made on
and as of the Closing Date;
7.2.	The Trust, on behalf of Acquired Fund, shall have
delivered to Acquiring Fund at the Closing a certificate of
the Trust's President and its Treasurer, in form and
substance satisfactory to Acquiring Fund and dated as of
the Closing Date, to the effect that the representations and warranties of the Trust, on behalf of Acquired Fund, made in this Agreement are true and correct at and as of the
Closing Date, except as they may be affected by the
transactions contemplated by this Agreement, and as to
such other matters as the Trust, on behalf of Acquiring
Fund, shall reasonably request;
7.3.	Acquired Fund shall have delivered to Acquiring
Fund a statement of the Acquired Fund Assets and its
liabilities, together with a list of Acquired Fund's portfolio securities and other assets showing the respective adjusted bases and holding periods thereof for income tax purposes,
as of the Closing Date, certified by the Treasurer of the
Acquired Fund;
7.4.	The Trust, on behalf of Acquiring Fund, shall have
received at the Closing a favorable opinion from Dechert
LLP, counsel to Acquired Fund, dated as of the Closing
Date to the effect that:
	(a)	Acquired Fund is a series of the Trust, a
validly existing Massachusetts business trust, and has the power to own all of its properties and assets and to carry on its business as presently conducted; (b) Acquired Fund is a duly registered, open-end, management investment company under the 1940 Act which offers its shares only to insurance companies for accounts which they establish to fund variable life insurance and variable annuity contracts and to other entities under qualified pension and retirement plans, and its registration with the Commission as an investment company under the 1940 Act is in full force and effect; (c) this Agreement has been duly authorized, executed and delivered by the Trust, and, assuming that the Registration Statement complies with the 1933 Act, the 1934 Act and the 1940 Act and the regulations thereunder and assuming due authorization, execution and delivery of this Agreement by the Trust, on behalf of Acquiring Fund, is a valid and binding obligation of Acquired Fund enforceable against Acquired Fund in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles; (d) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, violate the Trust's Declaration of Trust or By-Laws, each as amended;
and (e) to the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority of the United States or any state is required for the consummation by Acquired Fund of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940
Act and such as may be required under state securities laws; and

7.5.	On the Closing Date, the Acquired Fund Assets
shall include no assets that the Acquiring Fund, by reason
of limitations of the Trust's Declaration of Trust, as amended, or otherwise, may not properly acquire.
8.	Further Conditions Precedent to Obligations of
Acquiring Fund and Acquired Fund
The obligations of the Trust, on behalf of Acquired Fund,
and the Trust, on behalf of Acquiring Fund, hereunder are
each subject to the further conditions that on or before the
Closing Date:
8.1.	This Agreement and the transactions contemplated
herein shall have been approved by the requisite vote of the holders of the outstanding shares of Acquired Fund in accordance with the provisions of the Trust's Declaration of Trust, as amended, and certified copies of the resolutions evidencing such approval shall have been delivered to Acquiring Fund;
8.2.	On the Closing Date, no action, suit or other
proceeding shall be pending before any court or
governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein;
8.3.	All consents of other parties and all other consents,
orders and permits of federal, state and local regulatory authorities (including those of the Commission and of state Blue Sky and securities authorities, including "no-action" positions of and exemptive orders from such federal and state authorities) deemed necessary by the Trust, on behalf
of Acquiring Fund, or Acquired Fund to permit
consummation, in all material respects, of the transactions contemplated herein shall have been obtained, except where failure to obtain any such consent, order or permit would not involve risk of a material adverse effect on the assets or properties of Acquiring Fund or Acquired Fund;
8.4.	The Registration Statement shall have become
effective under the 1933 Act, no stop orders suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act;
8.5.	The Trust, on behalf of Acquired Fund, shall have
declared and paid a dividend or dividends and/or other distribution or distributions that, together with all previous such dividends or distributions, shall have the effect of distributing to the Acquired Fund shareholders all of
Acquired Fund's investment company taxable income
(computed without regard to any deduction for dividends
paid) and all of its net capital gain (after reduction for any capital loss carry-forward and computed without regard to any deduction for dividends paid) for all taxable years
ending on or before the Closing Date; and
8.6.	The parties shall have received the opinion of the
law firm of Dechert LLP (based on certain facts,
assumptions and representations), addressed to Acquiring
Fund and Acquired Fund, which opinion may be relied
upon by the shareholders of Acquired Fund, substantially to the effect that, for federal income tax purposes:
      (a)	The transfer of substantially all of Acquired
Fund's assets in exchange solely for Acquiring Fund Shares
and the assumption by Acquiring Fund of certain stated liabilities of Acquired Fund followed by the distribution by Acquired Fund of Acquiring Fund Shares to the Acquired
Fund shareholders in exchange for their Acquired Fund
shares pursuant to and in accordance with the terms of the Reorganization Agreement will constitute a
"reorganization" within the meaning of Section
368(a)(1)(C) of the Code;
      (b)	No gain or loss will be recognized by
Acquiring Fund upon the receipt of the assets of Acquired
Fund solely in exchange for Acquiring Fund Shares and the assumption by Acquiring Fund of the stated liabilities of Acquired Fund;
      (c)	No gain or loss will be recognized by
Acquired Fund upon the transfer of substantially all of the assets of Acquired Fund to Acquiring Fund in exchange solely for Acquiring Fund Shares and the assumption by Acquiring Fund of the stated liabilities or upon the distribution of Acquiring Fund Shares to the Acquired Fund shareholders in exchange for their Acquired Fund shares, except that Acquired Fund may be required to recognize gain or loss with respect to contracts described in Section 1256(b) of the Code or stock in a passive foreign investment company, as defined in Section 1297(a) of the
Code;
      (d)	No gain or loss will be recognized by the
Acquired Fund shareholders upon the exchange of the
Acquired Fund shares for Acquiring Fund Shares;
      (e)	The aggregate tax basis for Acquiring Fund
Shares received by each Acquired Fund shareholder
pursuant to the reorganization will be the same as the aggregate tax basis of the Acquired Fund shares held by each such Acquired Fund shareholder immediately prior to
the Reorganization;
      (f)	The holding period of Acquiring Fund
Shares to be received by each Acquired Fund shareholder
will include the period during which the Acquired Fund
shares surrendered in exchange therefor were held
(provided such Acquired Fund shares were held as capital assets on the date of the Reorganization);
      (g)	The tax basis of the assets of Acquired Fund
acquired by Acquiring Fund will be the same as the tax
basis of such assets to Acquired Fund in exchange therefor;
and
      (h)	The holding period of the assets of Acquired
Fund in the hands of Acquiring Fund will include the
period during which those assets were held by Acquired
Fund (except where the investment activities of Acquiring
Fund have the effect of reducing or eliminating such
periods with respect to an asset).
Notwithstanding anything herein to the contrary, neither the Trust, on behalf of Acquiring Fund, nor the Trust, on behalf of Acquired Fund, may waive the conditions set forth in this paragraph 8.6.
9.	Fees and Expenses
9.1.	(a)	Acquired Fund shall bear expenses incurred
in connection with the entering into, and carrying out of,
the provisions of this Agreement, including printing, filing and proxy solicitation expenses, legal, accounting,
Commission registration fees and Blue Sky expenses.
      (b)	In the event the transactions contemplated
herein are not consummated by reason of Acquired Fund
being either unwilling or unable to go forward (other than
by reason of the non-fulfillment or failure of any condition to Acquired Fund's obligations specified in this
Agreement), Acquired Fund's only obligation hereunder
shall be to reimburse Acquiring Fund for all reasonable out-of-pocket fees and expenses incurred by Acquiring
Fund in connection with those transactions.
      (c)	In the event the transactions contemplated
herein are not consummated by reason of Acquiring Fund
being either unwilling or unable to go forward (other than
by reason of the non-fulfillment or failure of any condition to Acquiring Fund's obligations specified in this
Agreement), Acquiring Fund's only obligation hereunder
shall be to reimburse Acquired Fund for all reasonable out-of-pocket fees and expenses incurred by Acquired Fund in connection with those transactions.
10.	Entire Agreement; Survival of Warranties
10.1.	This Agreement constitutes the entire agreement
between the parties.
10.2.	The representations, warranties and covenants
contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall survive the consummation of the transactions contemplated herein, except that the representations, warranties and covenants of the Trust, on behalf of Acquired Fund, hereunder shall not survive the dissolution and complete liquidation of
Acquired Fund in accordance with paragraph 1.9.
11.	Termination
11.1.	This Agreement may be terminated and the
transactions contemplated hereby may be abandoned at any
time prior to the Closing:
      (a)	by the mutual written consent of the Trust,
on behalf of Acquired Fund, and the Trust, on behalf of
Acquiring Fund;
      (b)	by either the Trust, on behalf of Acquiring
Fund, or the Trust, on behalf of Acquired Fund, by notice
to the other, without liability to the terminating party on account of such termination (providing the terminating party is not otherwise in material default or breach of this Agreement), if the Closing shall not have occurred on or before September 27, 2013; or
      (c)	by either the Trust, on behalf of Acquiring
Fund, or the Trust, on behalf of Acquired Fund, in writing without liability to the terminating party on account of such termination (provided the terminating party is not otherwise in material default or breach of this Agreement), if (i) the other party shall fail to perform in any material respect its agreements contained herein required to be performed on or prior to the Closing Date, (ii) the other party materially breaches any of its representations, warranties or covenants contained herein, (iii) the Acquired Fund shareholders fail to approve this Agreement at any meeting called for such purpose at which a quorum was present or (iv) any other condition herein expressed to be precedent to the obligations of the terminating party has not been met and it reasonably appears that it will not or cannot be met.
11.2.	(a)	Termination of this Agreement pursuant to
paragraphs 11.1(a) or (b) shall terminate all obligations of the parties hereunder and there shall be no liability for damages on the part of the Trust, Acquiring Fund or
Acquired Fund, or the trustees or officers of the Trust, on behalf of Acquiring Fund, or the trustees or officers of the Trust, on behalf of Acquired Fund, to any other party or its trustees or officers.
      (b)	Termination of this Agreement pursuant to
paragraph 11.1(c) shall terminate all obligations of the parties hereunder and there shall be no liability for damages on the part of the Trust, Acquiring Fund or Acquired Fund, or the trustees or officers of the Trust, on behalf of Acquiring Fund, or the trustees or officers of the Trust, on behalf of Acquired Fund, except that any party in breach of this Agreement shall, upon demand, reimburse the non-breaching party for all reasonable out-of-pocket fees and expenses incurred in connection with the transactions contemplated by this Agreement, including legal, accounting and filing fees.
12.	Amendments
This Agreement may be amended, modified or
supplemented in such manner as may be mutually agreed
upon in writing by the parties.
13.	Miscellaneous
13.1.	The article and paragraph headings contained in this
Agreement are for reference purposes only and shall not
affect in any way the meaning or interpretation of this
Agreement.
13.2.	This Agreement may be executed in any number of
counterparts, each of which shall be deemed an original.
13.3.	This Agreement shall be governed by and construed
in accordance with the laws of the State of New York.
13.4.	This Agreement shall bind and inure to the benefit
of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be
construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies hereunder or by reason of this Agreement.
13.5.	The obligations and liabilities of Acquiring Fund
hereunder are solely those of Acquiring Fund. It is
expressly agreed that no shareholder, nominee, director, officer, agent, or employee of Acquiring Fund, or the trustees or officers of the Trust, acting on behalf of Acquiring Fund, shall be personally liable hereunder. The execution and delivery of this Agreement have been authorized by the trustees of Acquiring Fund and signed by authorized officers of the Trust, acting on behalf of Acquiring Fund, and neither such authorization by such trustees nor such execution and delivery by such officers shall be deemed to have been made by any of them individually or to impose any liability on any of them
personally.
13.6.	The obligations and liabilities of Acquired Fund
hereunder are solely those of Acquired Fund. It is expressly agreed that no shareholder, nominee, trustee, officer, agent, or employee of Acquired Fund, or the trustees or officers of the Trust, acting on behalf of Acquired Fund, shall be personally liable hereunder. The execution and delivery of this Agreement have been authorized by the trustees of the Acquired Fund and signed by authorized officers of the Trust, acting on behalf of Acquired Fund, and neither such authorization by such trustees nor such execution and delivery by such officers shall be deemed to have been made by any of them individually or to impose any liability on any of them personally.


	IN WITNESS WHEREOF, each of the parties
hereto has caused this Agreement to be executed by a duly authorized officer.
MORGAN STANLEY VARIABLE
INVESTMENT SERIES,
on behalf of the Multi Cap Growth Portfolio

By: /s/ Arthur Lev
Name: Arthur Lev
Title:   President and Principal Executive
Officer

MORGAN STANLEY VARIABLE
INVESTMENT SERIES,
on behalf of the Aggressive Equity Portfolio

By: /s/ Arthur Lev
Name: Arthur Lev
Title:  President and Principal Executive
Officer


17547140.2.BUSINESS

17401555.1.BUSINESS